SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 24, 2014

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

(916) 776-2166
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 24, 2014, Mexus Gold US and Mexus Gold Mining S.A. de C.V. entered in to an agreement with First Pursuit Silver de Mexico S. De R.L. De C.V. (“FPV”) whereby Mexus Gold US and Mexus Gold Mining S.A. de C.V. sold 100% of its interest in Mexus Enterprises S.A. de C.V.  Mexus Enterprises S.A. de C.V. is the company’s operating entity in Mexico which owned and operated the San Felix Project (“Project”).

The total purchase price is $5,000,000 to be paid as follows:  FPV will assume $468,000 of debt; $200,000 in cash to be paid to a creditor of Mexus Gold Mining S.A. de C.V.; $332,000 in shares of common stock of Silver Pursuit Resources Limited valued at $0.20 per share; and $4,000,000 to be paid in cash no later than March 24, 2015.  Mexus will continue to hold a 50% security interest in the Project until such time as the full purchase price is paid by FPV.

The agreement includes a full release of Mexus and its affiliates from all potential claims and liabilities related to the Project its former joint venture partners and allows Mexus to retain possession of all machinery located at the Project.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mexus Gold US
/s/	Paul D. Thompson _________________________
By:	Paul D. Thompson
Its:	President